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                                                                   Exhibit 23.01


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Incentive Plan of Wabash National Corporation of our report dated February 5, 2004, with respect to the consolidated financial statements of Wabash National Corporation included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Indianapolis, Indiana
May 19, 2004